Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Reports Fourth Quarter and Full Year 2022 Results
Delivered Net Sales Growth of 22% in the Fourth Quarter;
Over 300 Basis Points of Sequential Improvement in Profitability
Anticipates FY23 Outlook for Net Sales Growth of 6% - 8% and
Adjusted EBITDA2 Between $345 to $365 Million, Representing Year-over-Year Improvement of 20% to 27%

Issues Annual Growth Target Expectations Beginning in 2024 of 3% - 5% in Net Sales, 8% - 10% in Adjusted EBITDA2
and Free Cash Flow2 of At Least $200 Million Over 3+ Years

FOURTH QUARTER HIGHLIGHTS
•Net sales increased year-over-year by 22.0% to $996.2 million, primarily driven by pricing actions to recover inflation.
•Net income from continuing operations was $40.1 million, representing 4.0% margin, a 570 basis point sequential improvement compared to Q3 2022.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations1 was $120.0 million, representing 12.0% margin, a 320 basis point sequential improvement compared to Q3 2022.

Oak Brook, IL, February 13, 2023 — TreeHouse Foods, Inc. (NYSE: THS) ("the Company") today reported results for the fourth quarter and full year ended December 31, 2022.

Steve Oakland, TreeHouse Foods Chief Executive Officer and President, said, "I'm incredibly proud to have closed out 2022 as a more focused company, operating in faster growing, more profitable categories. Today, we are better positioned to capitalize on the strong market dynamics in private label snacking & beverages. The macro environment continues to support a clear consumer shift toward value, as demonstrated by private label unit share gains for 54 consecutive weeks in the categories in which we operate. Importantly, in the fourth quarter, we outperformed the broader private label market in retail measured channels by more than 300 basis points, demonstrating the significant efforts our teams are putting forth to improve service and deliver for our customers."

"We continue to work diligently to drive growth and profitability, and in the fourth quarter, we demonstrated those efforts are paying off - we delivered sequential profit improvement and increased service by more than 100 basis points," said Patrick O'Donnell, Interim Chief Financial Officer and Chief Accounting Officer. "In 2023, we will build on this momentum as our pricing actions to recover inflation and our focus on service will drive the top-line and consistent execution will expand profitability, in turn driving shareholder value."

Mr. Oakland continued, "Our near-term priorities continue to be on increasing service levels and mitigating supply chain disruption so that we can better capture the robust demand for our products and drive growth for our customers. Our purpose - to engage and delight, one customer at a time - is supported by our work to refine our enterprise strategy around four key pillars: world class supply chain; category leadership; strategic customer partnerships; and talent leader. We are energized and excited about our future as a private label snacking and beverages leader, and it is reflected in our strong outlook for 2023."

OUTLOOK2

TreeHouse issued the following outlook and guidance for fiscal year 2023:
•The Company assumes that the macro environment will continue to be net inflationary. TreeHouse is recovering higher input costs through targeted pricing actions.
•Net sales growth of 6% - 8% year-over-year, driven by pricing. The year-over-year pricing contribution is expected to be most impactful in the first half of the year. Volume is assumed to be flat for the full year, as the Company continues to mitigate supply chain disruption and improve service.
•Adjusted EBITDA from continuing operations of $345 to $365 million, up approximately 24% year-over-year at the midpoint. EBITDA margins are expected to improve on a year-over-year basis each quarter, driven by 2022 pricing actions to recover inflation and continued supply chain recovery.
•Net interest expense of $20 to $25 million, which includes interest expense of $65 to $70 million and interest income of approximately $45 million related to the note receivable.
•Capital expenditures of approximately $130 million.

In regard to the first quarter, TreeHouse anticipates year-over-year net sales growth between 9% - 12% driven by pricing actions to recover inflation, and a 300 - 450 basis point year-over-year improvement in adjusted EBITDA margin from continuing operations.

In addition, TreeHouse introduced the following annual growth targets expected over 3+ years beginning in 2024:
•Net sales growth of 3% to 5%, in-line with the historical private label growth rates of the Company's snacking & beverage categories;
•Adjusted EBITDA growth of 8% to 10%; and
•Annual free cash flow of at least $200 million.

________________________________________________
1 Adjusted earnings per diluted share from continuing operations, adjusted EBIT, adjusted EBITDA, adjusted EBITDAS, adjusted net income, free cash flow and organic net sales are non-GAAP financial measures. See "Comparison of Adjusted Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 The Company is not able to reconcile prospective adjusted EBITDA from continuing operations, adjusted EBITDA margin from continuing operations or free cash flow, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

FOURTH QUARTER 2022 FINANCIAL RESULTS

Net Sales — Net sales for the fourth quarter of 2022 totaled $996.2 million compared to $816.3 million for the same period last year, an increase of 22.0%. The change in net sales from 2021 to 2022 was due to the following:

	Three Months	Twelve Months
	(unaudited)	(unaudited)
Pricing	24.6%	18.1%
Volume/mix	(2.2)	(0.7)
Total change in organic net sales[1]	22.4%	17.4%
Foreign currency	(0.4)	(0.2)
Total change in net sales	22.0%	17.2%

The net sales increase of 22.0% was primarily driven by favorable pricing to recover commodity inflation. This was partially offset by the exit of lower margin business, particularly in Pickles. In addition, labor and supply chain disruption constrained our ability to service demand in certain categories, impacting year-over-year mix.

Gross Profit — Gross profit as a percentage of net sales was 17.7% in the fourth quarter of 2022, compared to 14.9% in the fourth quarter of 2021, an increase of 2.8 percentage points. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods and favorable category mix. This was partially offset by incremental costs related to labor and supply chain disruption as a result of the macro environment as well as warehouse capacity challenges.
2

Total Operating Expenses — Total operating expenses were $105.9 million in the fourth quarter of 2022 compared to $147.9 million in the fourth quarter of 2021, a decrease of $42.0 million. The decrease is primarily due to $22.7 million of TSA income, a non-recurring non-cash impairment charge of $9.2 million, lower retention expense due to a non-recurring one-time employee recognition bonus, and lower freight costs due to better freight rates and utilization of full truck load shipments. This was partially offset by higher employee compensation costs to address retention and labor shortages.

Total Other Expense (Income) — Total other expense (income) was $16.8 million in the fourth quarter of 2022 compared to $11.1 million in the fourth quarter of 2021, an increase of $5.7 million. The increase was primarily due to $8.3 million unfavorable non-cash mark-to-market impacts from hedging activities, largely driven by unfavorable impacts to commodity contracts and less favorable impacts from interest rate swaps. Additionally, a $4.5 million loss on extinguishment of debt due to a $500.0 million prepayment on our Term Loans and higher costs with selling receivables in our Receivables Sales Program due to rising interest rates contributed to the increase. This was partially offset by $10.6 million of interest income received from our Note Receivable.

Income Taxes — Income taxes were recognized at an effective rate of 24.6% in the fourth quarter of 2022 compared to 17.0% recognized in the fourth quarter of 2021. The change in the Company's effective tax rate is primarily the result of changes in the amount recognized associated with the net operating loss carryback provisions of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the amount of valuation allowance recorded against certain deferred tax assets, and a tax benefit recognized in 2020 due to our cross-border intercompany financing structure.

Net Income (Loss) from Continuing Operations and Adjusted EBITDA — Net income from continuing operations for the fourth quarter of 2022 was $40.1 million, compared to net loss from continuing operations of $30.8 million for the same period of the previous year. Adjusted EBITDA1 from continuing operations was $120.0 million in the fourth quarter of 2022, compared to $69.8 million in the fourth quarter of 2021, an increase of $50.2 million compared to the fourth quarter of 2021. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods and favorable category mix. This was partially offset by incremental costs related to labor and supply chain disruption as a result of the macro environment as well as warehouse capacity challenges.

Discontinued Operations — Net loss from discontinued operations was $63.5 million in the fourth quarter of 2022 compared to $1.7 million net income from discontinued operations in the fourth quarter of 2021, a decrease of $65.2 million. The decrease is primarily due to an expected loss on disposal adjustment of $54.7 million as a result of the divestiture of a significant portion of the Meal Preparation business on October 3, 2022. Additionally, the decrease was a result of non-recurring operating income from the fourth quarter of 2021 due to the sale occurring in the beginning of the fourth quarter of 2022.

Net Cash (Used In) Provided By Operating Activities From Continuing Operations — Net cash used in operating activities from continuing operations was $81.6 million in 2022 compared to net cash provided by operating activities from continuing operations of $140.5 million in 2021, a decrease of $222.1 million. The increase in cash used was primarily attributable to increased investment in inventories in connection with actions taken to improve service levels as well as commodity and freight cost inflation, which have increased receivables and inventories due to pricing actions and higher input costs. Additionally, additional TSA set-up costs in connection with divestiture activities contributed to cash used.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company’s fourth quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company’s website at www.treehousefoods.com/investors/investor-overview/default.aspx.

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

Beginning in the third quarter of 2019, the Company determined that its Ready-to-eat Cereal business met the discontinued operations criteria and, as such, the business has been excluded from continuing operations for all periods presented. On June 1, 2021, the Company completed the sale of its Ready-to-eat Cereal business.

COMPARISON OF NON-GAAP INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Stockholders' Equity, and the Consolidated Statements of Cash Flows. The Company believes these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Earnings Per Diluted Share from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted earnings per diluted share from continuing operations ("adjusted diluted EPS") reflects adjustments to GAAP earnings (loss) per diluted share from continuing operations to identify items that, in management’s judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, the impact of the COVID-19 pandemic, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share from continuing operations as presented in the Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted earnings per share from continuing operations is presented above.

Adjusted Net Income from Continuing Operations, Adjusted EBIT from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDAS from Continuing Operations, Adjusted Net Income Margin from Continuing Operations, Adjusted EBIT Margin from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Adjusted EBITDAS Margin from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted net income from continuing operations represents GAAP net income (loss) from continuing operations as reported in the Consolidated Statements of Operations adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company’s performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS from continuing operations metric outlined above.

Adjusted EBIT from continuing operations represents adjusted net income from continuing operations before interest expense, interest income, and income tax expense. Adjusted EBITDA from continuing operations represents adjusted net income from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted EBITDAS from continuing operations represents adjusted EBITDA from continuing operations before non-cash stock-based compensation expense. Adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods and as a component of our debt covenant calculations.

Adjusted net income margin from continuing operations, adjusted EBIT margin from continuing operations, adjusted EBITDA margin from continuing operations, and adjusted EBITDAS margin from continuing operations are calculated as the respective metric defined above as a percentage of net sales as reported in the Consolidated Statements of Operations adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS from continuing operations section below.

A full reconciliation between the relevant GAAP measure of reported net income (loss) from continuing operations for the three and twelve month periods ended December 31, 2022 and 2021 calculated according to GAAP, adjusted net income from continuing operations, adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company’s cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash (used in) provided by operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing outstanding senior debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash (used in) provided by operating activities from continuing operations for the twelve months ended December 31, 2022 and 2021 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private label food and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutual profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse’s most recent Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact that the divestiture of a significant portion of our Meal Preparation Business or any such divestiture might have on the Company’s operations; disruptions or inefficiencies in our supply chain and/or operations; loss of key suppliers; raw material and commodity costs due to inflation; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; collectibility of our note receivable, customer concentration and consolidation; competition; our ability to execute on our business strategy; our ability to continue to make acquisitions and execute on divestitures or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; changes in weather conditions, climate changes, and natural disasters; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$43.0	$304.5
Receivables, net of allowance for credit losses of $0.4 in 2022 and $0.5 in 2021	158.8	151.3
Inventories	589.5	461.6
Prepaid expenses and other current assets	23.2	57.0
Assets of discontinued operations	—	1,208.1
Total current assets	814.5	2,182.5
Property, plant, and equipment, net	666.5	700.1
Operating lease right-of-use assets	184.4	138.1
Goodwill	1,817.6	1,821.9
Intangible assets, net	296.0	336.6
Note receivable, net of allowance for credit losses of $0.0 in 2022	427.0	—
Other assets, net	47.9	28.6
Total assets	$4,253.9	$5,207.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$618.7	$625.9
Accrued expenses	208.5	233.9
Current portion of long-term debt	0.6	15.4
Liabilities of discontinued operations	—	282.5
Total current liabilities	827.8	1,157.7
Long-term debt	1,394.0	1,890.0
Operating lease liabilities	159.1	119.0
Deferred income taxes	108.7	105.1
Other long-term liabilities	77.3	90.6
Total liabilities	2,566.9	3,362.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.1 and 55.8 shares outstanding as of December 31, 2022 and 2021, respectively	0.6	0.6
Treasury stock	(133.3)	(133.3)
Additional paid-in capital	2,205.4	2,187.4
Accumulated deficit	(302.0)	(155.7)
Accumulated other comprehensive loss	(83.7)	(53.6)
Total stockholders’ equity	1,687.0	1,845.4
Total liabilities and stockholders’ equity	$4,253.9	$5,207.8

TREEHOUSE FOODS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$996.2	$816.3	$3,454.0	$2,945.9
Cost of sales	820.3	694.4	2,939.1	2,479.2
Gross profit	175.9	121.9	514.9	466.7
Operating expenses:
Selling and distribution	51.1	56.6	219.0	200.4
General and administrative	46.1	43.3	206.6	185.3
Amortization expense	12.2	11.9	47.9	47.3
Asset impairment	—	9.2	—	9.2
Other operating (income) expense, net	(3.5)	26.9	62.9	84.7
Total operating expenses	105.9	147.9	536.4	526.9
Operating income (loss)	70.0	(26.0)	(21.5)	(60.2)
Other expense (income):
Interest expense	18.7	16.6	69.9	72.1
Interest income	(11.1)	(0.6)	(15.5)	(4.7)
Loss on extinguishment of debt	4.5	—	4.5	14.4
(Gain) loss on foreign currency exchange	(1.3)	(0.1)	1.7	(0.4)
Other expense (income), net	6.0	(4.8)	(74.3)	(39.4)
Total other expense (income)	16.8	11.1	(13.7)	42.0
Income (loss) before income taxes	53.2	(37.1)	(7.8)	(102.2)
Income tax expense (benefit)	13.1	(6.3)	8.3	(21.3)
Net income (loss) from continuing operations	40.1	(30.8)	(16.1)	(80.9)
Net (loss) income from discontinued operations	(63.5)	1.7	(130.2)	68.4
Net loss	$(23.4)	$(29.1)	$(146.3)	$(12.5)

Earnings (loss) per common share - basic:
Continuing operations	$0.71	$(0.55)	$(0.29)	$(1.45)
Discontinued operations	(1.13)	0.03	(2.33)	1.22
Earnings (loss) per share basic (1)	$(0.42)	$(0.52)	$(2.61)	$(0.22)

Earnings (loss) per common share - diluted:
Continuing operations	$0.71	$(0.55)	$(0.29)	$(1.45)
Discontinued operations	(1.12)	0.03	(2.33)	1.22
Earnings (loss) per share diluted (1)	$(0.41)	$(0.52)	$(2.61)	$(0.22)

Weighted average common shares:
Basic	56.1	55.8	56.0	55.9
Diluted	56.7	55.8	56.0	55.9

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net (loss) income	$(146.3)	$(12.5)	$13.8
Net (loss) income from discontinued operations	(130.2)	68.4	68.6
Net loss from continuing operations	(16.1)	(80.9)	(54.8)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	143.8	148.9	148.4
Asset impairment	—	9.2	—
Stock-based compensation	19.9	14.2	24.4
Loss on extinguishment of debt	4.5	14.4	1.2
Unrealized (gain) loss on derivative contracts	(75.1)	(37.3)	30.0
Deferred income taxes	9.2	(12.4)	43.5
Deferred TSA income	(22.7)	—	—
Other, net	6.4	2.3	6.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Receivables	(8.9)	61.3	(13.5)
Inventories	(139.7)	(58.0)	(9.8)
Prepaid expenses and other assets	43.6	1.0	(34.6)
Accounts payable	(14.8)	126.1	65.4
Accrued expenses and other liabilities	(31.7)	(48.3)	6.0
Net cash (used in) provided by operating activities - continuing operations	(81.6)	140.5	212.3
Net cash (used in) provided by operating activities - discontinued operations	(69.1)	184.4	204.4
Net cash (used in) provided by operating activities	(150.7)	324.9	416.7
Cash flows from investing activities:
Additions to property, plant, and equipment	(87.1)	(71.6)	(71.5)
Additions to intangible assets	(7.7)	(14.5)	(12.7)
Proceeds from sale of fixed assets	4.8	0.4	5.1
Acquisition	—	—	(17.5)
Proceeds from divestitures	—	—	26.9
Proceeds from sale of investments	—	17.2	—
Net cash used in investing activities - continuing operations	(90.0)	(68.5)	(69.7)
Net cash provided by (used in) investing activities - discontinued operations	502.0	51.7	(262.7)
Net cash provided by (used in) investing activities	412.0	(16.8)	(332.4)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	855.9	194.4	100.0
Payments under Revolving Credit Facility	(855.9)	(194.4)	(100.0)
Repurchases of Notes	—	(602.9)	(375.9)
Payments on finance lease obligations	(1.1)	(1.6)	(1.5)
Payment of deferred financing costs	(2.7)	(8.5)	(8.3)
Payments on Term Loans	(514.3)	(1,136.7)	(14.0)
Proceeds from refinanced Term Loans	—	1,430.0	—
Proceeds from issuance of 2028 Notes	—	—	500.0
Payment of debt premium for extinguishment of debt	—	(9.0)	—
Repurchases of common stock	—	(25.0)	(25.0)
Receipts related to stock-based award activities	0.4	—	3.2
Payments related to stock-based award activities	(4.7)	(8.2)	(4.2)
Net cash (used in) provided by financing activities - continuing operations	(522.4)	(361.9)	74.3
Net cash (used in) provided by financing activities - discontinued operations	(0.3)	(0.4)	(0.3)
Net cash (used in) provided by financing activities	(522.7)	(362.3)	74.0
Effect of exchange rate changes on cash and cash equivalents	(4.2)	(1.8)	4.0
Net (decrease) increase in cash and cash equivalents	(265.6)	(56.0)	162.3
Add: Cash and cash equivalents of discontinued operations, beginning of period	4.1	11.8	9.2
Less: Cash and cash equivalents of discontinued operations, end of period	—	(4.1)	(11.8)
Cash and cash equivalents, beginning of year	304.5	352.8	193.1
Cash and cash equivalents, end of year	$43.0	$304.5	$352.8

	Year Ended December 31,
	2022	2021	2020
Supplemental cash flow disclosures:
Interest paid	$68.1	$65.0	$84.3
Net income taxes refunded	(3.0)	(14.3)	(61.7)

Non-cash investing activities:
Accrued purchase of property and equipment	$20.3	$37.3	$36.5
Accrued other intangible assets	1.1	2.3	3.8
Right-of-use assets obtained in exchange for lease obligations	86.8	39.5	24.4
Note receivable issued in exchange for the sale of business net assets	425.9	—	—
Paid in kind interest	1.1	—	—
The reconciliation of adjusted diluted EPS from continuing operations, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS from continuing operations as presented in the Consolidated Statements of Operations, is as follows:

RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2022	2021	2022	2021
		(unaudited)		(unaudited)
Diluted earnings (loss) per share from continuing operations (GAAP)		$0.71	$(0.55)	$(0.29)	$(1.45)
Growth, reinvestment, restructuring programs & other	(1)	0.33	0.48	1.51	1.50
Central services and conveyed employee costs	(2)	—	0.37	1.15	1.45
Divestiture, acquisition, integration, and related costs	(3)	(0.08)	0.02	0.24	0.07
Loss on extinguishment of debt	(4)	0.08	—	0.08	0.26
Shareholder activism	(5)	0.01	0.01	0.05	0.08
Foreign currency (gain) loss on remeasurement of intercompany notes	(6)	(0.01)	(0.01)	0.01	(0.01)
Litigation matter	(7)	—	—	0.01	—
Mark-to-market adjustments	(8)	0.08	(0.07)	(1.33)	(0.66)
Tax indemnification	(9)	—	—	—	0.03
COVID-19	(10)	—	0.02	—	0.26
Impairment	(11)	—	0.16	—	0.16
Change in regulatory requirements	(12)	—	—	—	—
Taxes on adjusting items		(0.14)	(0.20)	(0.26)	(0.75)
Adjusted diluted EPS from continuing operations (Non-GAAP)		$0.98	$0.23	$1.17	$0.94

During the three and twelve months ended December 31, 2022 and 2021, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)
The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company. For the three months ended December 31, 2022 and 2021, the Company incurred growth, reinvestment, and restructuring programs costs of approximately $18.7 million and $26.6 million, respectively. For the twelve months ended December 31, 2022 and 2021, the Company incurred growth, reinvestment, and restructuring program costs of approximately $85.1 million and $84.2 million, respectively.

(2)
As a result of the sale of a significant portion of the Meal Preparation business, the Company identified two items affecting comparability – 1) central service costs and 2) conveyed employee costs.

1) The Company has historically provided central services to the Meal Preparation business including, but not limited to, IT and financial shared services, procurement and order processing, customer service, warehousing, logistics, and customs. These costs were historically incurred by TreeHouse and include employee and non-employee expenses to support the services. There were no costs for the three months ended December 31, 2022, and for the three months ended December 31, 2021, central service costs were approximately $13.5 million. For the twelve months ended December 31, 2022 and 2021, central service costs were approximately $40.2 million and $53.7 million, respectively.

2) Conveyed employee costs represent compensation costs for employees that were not historically dedicated to the sold business and transferred to the buyer after the sale. There were no costs for the three months ended December 31, 2022, and for the three months ended December 31, 2021, conveyed employee costs were approximately $7.0 million. For the twelve months ended December 31, 2022 and 2021, conveyed employee costs were approximately $24.8 million and $27.9 million, respectively.

(3)
Divestiture, acquisition, integration, and related costs represents costs associated with completed and potential divestitures, completed and potential acquisitions, the related integration of the acquisitions, and gains or losses on the divestiture of a business. During the three and twelve months ended December 31, 2022, divestiture related activities included consulting and legal fees as well as additional information technology ("IT") costs associated with the set-up of the Transition Services Agreement ("TSA"). The Company recognized deferred income of $9.0 million related to the TSA Credit taken to cover the initial TSA set-up, which included IT migration costs, during the three and twelve months ended December 31, 2022.

(4)
For the three and twelve months ended December 31, 2022, the Company incurred a loss on extinguishment of debt totaling $4.5 million representing the write-off of deferred financing costs in connection with the debt prepayment and revolving credit commitment reduction in October 2022. For the twelve months ended December 31, 2021, the Company incurred a loss on extinguishment of debt totaling $14.4 million, which included a premium of $9.0 million and a write off of deferred financing costs of $5.4 million in connection with the 2024 Notes Redemption and Credit Agreement refinancing.

(5)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(6)
The Company has foreign currency denominated intercompany loans and incurred foreign currency (gains) loss to re-measure the loans at the respective period ends. These charges are non-cash and the loans are eliminated in consolidation.

(7)	For the twelve months ended December 31, 2022, the Company recognized $0.4 million incremental expense for the settlement payment of the $9.0 million accrual related to a litigation matter challenging wage and hour practices at three former manufacturing facilities in California.

(8)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other expense (income), net within the Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(9)
Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(10)
During 2021, the Company incurred incremental expenses directly attributable to our response to the COVID-19 pandemic, which included additional protective equipment for employees and additional sanitation measures. These costs were approximately $0.9 million and $12.6 million for the three and twelve months ended December 31, 2021, respectively. Additionally, the Company incurred income tax expense due to a change in the amount of the total benefit recognized from the enactment of the CARES Act of approximately $1.9 million for the twelve months ended December 31, 2021.

(11)	During 2021, the Company incurred $9.2 million of non-cash impairment charges related property, plant, and equipment impairment losses in the Bars asset group.

(12)	The Company incurred regulatory compliance costs related to changes in nutrition labeling requirements. These costs included both consulting services and inventory write-downs.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying non-GAAP adjustments.

The following table reconciles the Company’s net income (loss) from continuing operations to adjusted net income from continuing operations, adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations for the three and twelve months ended December 31, 2022 and 2021.
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME, ADJUSTED EBIT, ADJUSTED EBITDA, AND ADJUSTED EBITDAS FROM CONTINUING OPERATIONS
(Unaudited, in millions)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2022	2021	2022	2021
Net income (loss) from continuing operations (GAAP)		$40.1	$(30.8)	$(16.1)	$(80.9)
Growth, reinvestment, restructuring programs & other	(1)	18.7	26.6	85.1	84.2
Central services and conveyed employee costs	(2)	—	20.5	65.0	81.6
Divestiture, acquisition, integration, and related costs	(3)	(4.6)	1.0	13.8	4.0
Loss on extinguishment of debt	(4)	4.5	—	4.5	14.4
Shareholder activism	(5)	0.6	0.6	2.7	4.6
Foreign currency (gain) loss on remeasurement of intercompany notes	(6)	(0.6)	(0.3)	0.8	(0.5)
Litigation matter	(7)	—	—	0.4	—
Mark-to-market adjustments	(8)	4.3	(4.0)	(75.1)	(37.3)
Tax indemnification	(9)	—	(0.1)	—	1.6
COVID-19	(10)	—	0.9	—	14.5
Impairment	(11)	—	9.2	—	9.2
Change in regulatory requirements	(12)	—	—	—	(0.1)
Less: Taxes on adjusting items		(7.5)	(10.5)	(15.0)	(42.2)
Adjusted net income from continuing operations (Non-GAAP)		55.5	13.1	66.1	53.1
Interest expense		18.7	16.6	69.9	72.1
Interest income		(11.1)	(0.6)	(15.5)	(4.7)
Income taxes (excluding COVID-19 income tax adjustments)		13.1	(6.3)	8.3	(23.2)
Add: Taxes on adjusting items		7.5	10.5	15.0	42.2
Adjusted EBIT from continuing operations (Non-GAAP)		83.7	33.3	143.8	139.5
Depreciation and amortization	(13)	36.3	36.5	143.2	148.8
Adjusted EBITDA from continuing operations (Non-GAAP)		120.0	69.8	287.0	288.3
Stock-based compensation expense	(14)	2.6	3.4	13.3	11.7
Adjusted EBITDAS from continuing operations (Non-GAAP)		$122.6	$73.2	$300.3	$300.0

Net income (loss) margin from continuing operations		4.0%	(3.8)%	(0.5)%	(2.7)%
Adjusted net income margin from continuing operations		5.6%	1.6%	1.9%	1.8%
Adjusted EBIT margin from continuing operations		8.4%	4.1%	4.2%	4.7%
Adjusted EBITDA margin from continuing operations		12.0%	8.6%	8.3%	9.8%
Adjusted EBITDAS margin from continuing operations		12.3%	9.0%	8.7%	10.2%

		Location in	Three Months Ended December 31,		Twelve Months Ended December 31,
		Consolidated Statements of Operations	2022	2021	2022	2021
			(unaudited in millions)
(1)	Growth, reinvestment, restructuring programs & other	Other operating expense, net	$18.2	$26.6	$84.6	$84.2
		Cost of sales	0.5	—	0.5	—
(2)	Central services and conveyed employee costs	General and administrative	—	15.9	50.1	63.5
		Cost of sales	—	4.6	14.9	18.1
(3)	Divestiture, acquisition, integration, and related costs	Cost of sales	—	0.1	1.6	0.5
		General and administrative	3.4	0.9	19.1	3.4
		Other operating expense, net	(8.0)	—	(6.9)	0.1
(4)	Loss on extinguishment of debt	Loss on extinguishment of debt	4.5	—	4.5	14.4
(5)	Shareholder activism	General and administrative	0.6	0.6	2.7	4.6
(6)	Foreign currency (gain) loss on remeasurement of intercompany notes	(Gain) loss on foreign currency exchange	(0.6)	(0.3)	0.8	(0.5)
(7)	Litigation matter	General and administrative	—	—	0.4	—
(8)	Mark-to-market adjustments	Other expense (income), net	4.3	(4.0)	(75.1)	(37.3)
(9)	Tax indemnification	Other expense (income), net	—	(0.1)	—	1.6
(10)	COVID-19	Cost of sales	—	0.9	—	12.6
		Income tax expense (benefit)	—	—	—	1.9
(11)	Impairment	Asset impairment	—	9.2	—	9.2
(12)	Change in regulatory requirements	Cost of sales	—	—	—	(0.1)
(13)	Depreciation included as an adjusting item	Cost of sales	0.6	—	0.6	—
(14)	Stock-based compensation expense included as an adjusting item	Other operating expense, net	2.1	0.7	6.6	2.5

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Twelve Months Ended December 31,
	2022	2021
Cash flow (used in) provided by operating activities from continuing operations	$(81.6)	$140.5
Less: Capital expenditures	(94.8)	(86.1)
Free cash flow from continuing operations	$(176.4)	$54.4